Exhibit 10.4

CONSENT AND WAIVER AGREEMENT

BY THE HOLDERS OF THE

12% REDEEMABLE PREFERRED STOCK

OF

MCDERMOTT INTERNATIONAL, INC.

October 21, 2019

Reference is made to (i) that certain Certificate of Designation (the “Certificate of Designation”) providing for the designations, preferences, limitations and relative rights, voting, redemption and other rights and the qualifications, limitations or restrictions of the Company’s 12% Redeemable Preferred Stock (the “Preferred Stock”), dated October 30, 2018 (the “Certificate of Designation”), of McDermott International, Inc., a corporation incorporated and existing under the laws of the Republic of Panama (the “Company”), (ii) that certain Securities Purchase Agreement, dated October 30, 2018 (the “Securities Purchase Agreement”), by and among the Company and the purchasers party thereto, (iii) that certain Warrant Agreement, dated November 29, 2018 (the “Warrant Agreement”), among the Company, Computershare Inc., a Delaware corporation, and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company as the warrant agent (in such capacity, collectively, the “Warrant Agent”), (iv) the outstanding Series A warrants (each a “Warrant” and collectively the “Warrants”) issued pursuant to the Warrant Agreement and (v) that certain Registration Rights Agreement dated November 29, 2018 (the “Registration Rights Agreement”), among the Company and the purchasers party thereto. As of the date of hereof, the undersigned holders (together with their respective permitted transferees from time to time in accordance with the terms of the Securities Purchase Agreement, collectively, the “Holder”) collectively hold of record all of the issued and outstanding shares of the Preferred Stock and all of the Warrants. Capitalized terms used in this Consent and Waiver Agreement (including all exhibits attached hereto, this “Agreement”) but not otherwise defined herein shall have the meanings ascribed to them in the Certificate of Designation.

WHEREAS, the Company, along with certain of its subsidiaries, proposes to incur Indebtedness (as defined in the Current Credit Agreement as in effect on the Issue Date without any amendments, modifications or supplements thereto) in accordance with the terms and conditions set forth in the Superpriority Senior Secured Credit Agreement attached hereto as Exhibit A (the “Superpriority Credit Agreement” and, together with all agreements, documents, certificates or other instruments executed in connection therewith, the “Debt Documents”) by and among McDermott Technology (Americas), Inc., a Delaware corporation, McDermott Technology (US), Inc., a Delaware corporation and McDermott Technology, B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, the Company, the lenders party thereto, the Issuers (as defined therein), Credit Agricole Corporate and Investment Bank, as administrative agent for the Revolving Facility (as defined therein) and Barclays Bank PLC as administrative agent for the Term Facility (as defined therein) (such Indebtedness, the “New Indebtedness”, and incurrence of the New

Indebtedness and consummation of the transactions contemplated thereby, the “Proposed Financing”) up to an aggregate principal amount equal to the Tranche A Term Commitments (as defined in the Superpriority Credit Agreement) available to the Company on the effective date of the Superpriority Credit Agreement (such amount, the “Tranche A TL Funding Amount”) plus the aggregate amount of Letter of Credit Issuer Commitments (as defined in the Superpriority Credit Agreement) available to the Company on the effective date of the Superpriority Credit Agreement (such amount, the “Tranche A LC Funding Amount” and, together with the Tranche A TL Funding Amount, the “Tranche A Funding Amount”), and that such incurrence of New Indebtedness under the Debt Documents may cause the Leverage Ratio as of the Effective Date to exceed certain thresholds set forth in the Certificate of Designation; and

WHEREAS, the Debt Documents may prohibit the payment of dividends or redemption payments on the Preferred Stock or may include restrictions on the payment of dividends or redemption payments on the Preferred Stock that are more restrictive than those in the Corporation Indebtedness Documents in existence on the Issue Date without any amendment, modification or supplement thereto, and the Corporation Indebtedness Documents for the Current Credit Agreement and the LC Facility, as amended by the applicable Other Debt Amendments (as defined below) in connection with the Proposed Financing, may include restrictions on the payment of dividends or redemption payments on the Preferred Stock that are more restrictive than those in such Corporation Indebtedness Documents as in effect on the Issue Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as of the date first set forth above (the “Effective Date”), the parties hereto hereby agree as follows:

SECTION 1    Limited Consent and Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Agreement, the Holder, waiving all notice, in lieu of a meeting, hereby, as of the Effective Date, irrevocably:

(a)    consents, solely for the purposes of Sections 4(b)(i), 4(b)(vi) and 4(b)(vii) of the Certificate of Designation, to (i) the COD Amendment (as defined below), (ii) the Company’s consummation of the Proposed Financing on the Effective Date, including without limitation the Company’s entry into the Debt Documents on the Effective Date and incurrence of the New Indebtedness up to the Tranche A Funding Amount, in each case, in accordance with the terms and conditions set forth in the Superpriority Credit Agreement and (iii) the amendment of the Corporation Indebtedness Documents for (i) the Current Credit Agreement as set forth in Exhibit B-1 (the “First Lien Amendment”) and (ii) the LC Facility as set forth in Exhibit B-2 (the “LC Facility Amendment”, and together with the First Lien Amendment, each an “Other Debt Amendment” and collectively, the “Other Debt Amendments”), on the Effective Date in connection therewith; provided, for the avoidance of doubt, that notwithstanding anything contained in this Agreement, the Superpriority Credit Agreement, the other Debt Documents or any other Corporation Indebtedness Document (including any Other Debt Amendment), the amount of New Indebtedness permitted to be incurred hereunder shall not exceed the Tranche A Funding Amount; and

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(b)    waives any rights it may have under, and any obligations of the Company with respect to, Sections 4(b)(i), 4(b)(vi) and 4(b)(vii) of the Certificate of Designation with respect to the COD Amendment, the Superpriority Credit Agreement, the Debt Documents, the Other Debt Amendments and the Proposed Financing, including, without limitation, any impact of the incurrence of New Indebtedness up to the Tranche A Funding Amount on the Leverage Ratio (in each case, solely as to the incurrence of New Indebtedness up to the Tranche A Funding Amount), so long as the Proposed Financing is consummated substantially in accordance with the terms and conditions set forth in the Superpriority Credit Agreement, and to the extent applicable, the Other Debt Amendments, provided, for the avoidance of doubt, that, any future calculation of the Leverage Ratio pursuant to Section 4(b)(vi) of the Certificate of Designation (as amended by the COD Amendment), other than with respect to the incurrence and issuance of Excluded Debt (as defined in the COD Amendment), shall include the amount of New Indebtedness outstanding at such time; provided, further, that, the limited consent and waiver in this Section 1 is specific and limited to the matters expressly stated herein and shall not constitute a waiver of any rights or obligations in connection with any other transaction to which Sections 4(b)(i), 4(b)(vi) or 4(b)(vii) of the Certificate of Designation (as amended by the COD Amendment) may be applicable, including, without limitation, any additional incurrence of Indebtedness pursuant to the Proposed Financing in excess of the Tranche A Funding Amount. Nothing contained in this Section 1, nor any past indulgence by the Holder, nor any other action or inaction on behalf of the Holder, shall constitute or be deemed to constitute a consent to, or waiver of, any other action or inaction of the Company or any of its subsidiaries which constitutes (or would constitute) a violation of any provision of the Certificate of Designation, or which results (or would result) in a breach under the Certificate of Designation, nor shall this limited consent and waiver constitute a course of conduct or dealing among the parties. The Holder shall have no obligation to grant any future waivers, consents or amendments with respect to the Certificate of Designation, and the parties hereto agree that the limited consent and waiver provided herein shall constitute a one-time waiver and shall not waive, affect or diminish any right of the Holder to hereafter demand strict compliance with the Certificate of Designation.

SECTION 2    Covenants.

2.1    Document Amendments. The Company and, in the case of Section 2.1(a), Section 2.1(b), Section 2.1(c)(i), Section 2.1(d)(i) and Section 2.1(f)(i), the Holder and the Company, shall use commercially reasonable best efforts to cause all counterparties to, as promptly as practicable, but in any event no later than five (5) business days after the Effective Date:

(a)    amend the Securities Purchase Agreement to delete Section 5.02(a) and Section 5.02(b) thereof and the cross-references to such provisions therein and to replace each such deleted section with “[reserved]”;

(b)     amend Section 4.1(a)(ii) of the Warrant Agreement to replace “November 29, 2019” with the date of the Effective Date and to otherwise provide that the Warrants are exercisable from and after the Effective Date;

(c)    (i) amend Section 2 of each Warrant to replace “November 29, 2019” with the date of the Effective Date and to otherwise provide that the Warrants are exercisable from and after the Effective Date and (ii) deliver to the Warrant Agent the Opinion of Counsel (as defined in the Warrant Agreement) required pursuant to Section 8.04(h) of the Warrant Agreement;

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(d)     (i) amend the definition of “Registrable Securities” in the Registration Rights Agreement to include the shares of Common Stock issuable upon exercise of the New Warrants (as defined below), (ii) file an amendment to the Registration Statement on Form S-3 (File Number 333-229820 filed on February 25, 2019) covering the resale of the shares of Common Stock issuable upon exercise of the New Warrants (the “New Warrant Shares”) as promptly as practicable after the filing of the Company’s Form 10-Q for the quarter ended September 30, 2019 but not later than December 2, 2019 and (iii) submit to the NYSE a supplemental listing application for the New Warrant Shares (as defined below);

(e)    adopt the amendment to the Certificate of Designation in the form attached hereto as Exhibit C (the “COD Amendment”), which includes, among other things, an adjustment to the Accreted Value of all outstanding shares of Preferred Stock as partial consideration for entry into this Agreement, file the COD Amendment with the Public Registry of the Republic of Panama and deliver evidence of such filing to the Holder as soon as reasonably practicable after the filing thereof; and

(f)    (i) enter into a warrant agreement (the “New Warrant Agreement”) pursuant to which the Company will issue to the Holder an aggregate number of warrants (such warrants, collectively, the “New Warrants”) , which New Warrants are exercisable for a number of shares of Common Stock equal to 1.50% of the total number of outstanding shares of Common Stock; provided that, the terms and conditions of the New Warrants and the New Warrant Agreement shall be substantially identical to the terms and conditions of the Warrants and the Warrant Agreement (in each case, as amended in accordance with this Agreement), (ii) issue such New Warrants to the Holder and (iii) reserve for issuance, out of the Company’s authorized and unissued shares of the Company’s Common Stock, a number of shares sufficient to provide for the issuance of the New Warrant Shares.

2.2    Fees and Expenses. As soon as practicable in connection with the occurrence of the Effective Date, but in any event no later than two (2) business days after the Effective Date, as part of a substantially contemporaneous exchange for value, the Company shall pay the Holder or its designees shall have received by wire transfer in immediately available funds to the applicable accounts specified in Exhibit D hereto (or on applicable invoices) payment for all Expenses of the Holder, and all amounts payable to the Holder in connection with its Board Observer status under the Certificate of Designation, in each case, incurred on or prior to the Effective Date (including a good faith estimate of fees for the period through October 31, 2019) in connection with the transactions set forth herein, for which invoices have been presented prior to the Effective Date, including, but not limited to, the reasonable and documented fees and expenses of Vinson & Elkins L.L.P., legal counsel to the Holder, Morgan & Morgan, Panamanian counsel to the Holder and PJT Partners, Inc., financial advisor to the Holder.

SECTION 3 Representations and Warranties. In order to induce the Holder to enter into this Agreement, the Company hereby represents and warrants to the Holder that:

3.1    Due Authorization, No Conflicts. The execution, delivery and performance of this Agreement and the COD Amendment by the Company are within the Company’s corporate power, have been duly authorized by all necessary corporate action (including adoption by the Board of

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Directors of the Company), require no action by or in respect of, or filing (except for filings required to be made under the Exchange Act and with the Public Registry of the Republic of Panama) with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Corporation Indebtedness Document (including, without limitation, the Debt Documents and the Other Debt Amendments).

3.2    New Warrants and New Warrant Agreement. When issued, the New Warrants and the New Warrant Shares shall have been duly authorized by the Company. Upon any exercise of any New Warrants into the New Warrant Shares pursuant to the New Warrant Agreement, the New Warrant Shares issued upon such exercise will be validly issued, fully paid and nonassessable, will not subject the holder thereof to personal liability, will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the purchasers thereof good and marketable title to all such securities, be free and clear of all liens, except for any transfer restrictions imposed by the Securities Act, the Articles of Incorporation and any applicable state or foreign securities laws and except for any liens caused or created by any action of any purchaser thereof.

3.3    Validity and Binding Effect. This Agreement does, and the Certificate of Designation (as amended by the COD Amendment), upon filing with the Public Registry of the Republic of Panama, will constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by equitable principles of general application.

3.4    Accuracy of Documents. Each of the Superpriority Credit Agreement and the Other Debt Amendments attached hereto is a true, complete and correct copy of such document, and reflects the entire agreement of the parties thereto as of the Effective Date.

SECTION 4    Specific Performance. The Company hereby agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Holder shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which the Holder is entitled at law or in equity.

SECTION 5    Miscellaneous.

5.1    Parties in Interest. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.2    Fair Consideration. In negotiating this Agreement, each of the parties have been represented by counsel and have entered into this Agreement in good faith. The Company and the Holder each acknowledge and agree that they have received fair consideration and reasonably equivalent value in connection with this Agreement and the exchanges contemplated hereunder.

5.3    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature of this Agreement by fax or other electronic transmission (e.g. “.pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

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5.4    COMPLETE AGREEMENT. THIS AGREEMENT AND THE DOCUMENTS REFERENCED HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF.

5.5    Headings. The headings, captions and arrangements used in this Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor affect the meaning thereof.

5.6    Review and Construction of Documents. Each party hereto hereby acknowledges, and represents and warrants to the other parties, that (a) it has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel, (b) it has reviewed this Agreement and fully understands the effects thereof and all terms and provisions contained herein, (c) it has executed this Agreement of its own free will and volition, and (d) this Agreement shall be construed as if jointly drafted by the Company and the Holder. The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

5.7    Arms-Length/Good Faith. This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

5.8    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.9    Governing Law; Jurisdiction; Consent to Service of Process.

(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF RULE PROVISION OR RULE (WHETHER THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED THAT, THE EFFECTIVENESS OF THE CONSENT AND WAIVER SET FORTH IN SECTION 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF PANAMA WITHOUT GIVING

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EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF RULE PROVISION OR RULE (WHETHER THE REPUBLIC OF PANAMA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF ANY JURISDICTION OTHER THAN THE REPUBLIC OF PANAMA.

(b)    Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of any state or federal court of the United States of America, in each case sitting in the Borough of Manhattan in New York, and the respective appellate courts thereof, as to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, and further agrees to not commence any such suit, action or proceeding other than in such New York State court or, to the extent permitted by law, in such Federal court, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any court in which such venue may be laid in accordance with clause (i) of this sentence, (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses set forth above shall be effective service of process against such party for any suit, action or proceeding brought in any such court.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned on the date first written above.

COMPANY:

MCDERMOTT INTERNATIONAL, INC.,
a corporation incorporated and existing under the laws of the Republic of Panama

By:	/s/ Kevin Hargrove
Name:	Kevin Hargrove
Title:	Vice President, Treasurer

[Signature Page to Agreement]

HOLDER:

WEST STREET CAPITAL PARTNERS VII OFFSHORE INVESTMENTS, L.P., by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

WEST STREET CAPITAL PARTNERS VII – PARALLEL B, L.P. by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

WEST STREET CAPITAL PARTNERS VII B, L.P. by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

APICORP MANAGED ACCOUNT INVESTMENT VEHICLE, L.P. by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

[Signature Page to Agreement]

EXHIBIT A

SUPERPRIORITY CREDIT AGREEMENT

(See Exhibit 10.3 to McDermott International, Inc.’s Current Report on Form 8-K Filed on October 21, 2019).

EXHIBIT B-1

FIRST LIEN AMENDMENT

(See Exhibit 10.1 to McDermott International, Inc.’s Current Report on Form 8-K Filed on October 21, 2019).

EXHIBIT B-2

LC FACILITY AMENDMENT

(See Exhibit 10.2 to McDermott International, Inc.’s Current Report on Form 8-K Filed on October 21, 2019).

EXHIBIT C

FORM OF COD AMENDMENT

(See attached.)

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF DESIGNATION OF 12% REDEEMABLE PREFERRED STOCK

OF

MCDERMOTT INTERNATIONAL, INC.

MCDERMOTT INTERNATIONAL, INC., a corporation incorporated and existing under the laws of the Republic of Panama (the “Corporation”), in accordance with the provisions of Section III, Article 20 of Law 32 of February 26, 1927 on Corporations of the Republic of Panama, does hereby certify:

That pursuant to the authority contained in Article Three of the Amended and Restated Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation duly approved and adopted on October [ ], 2019 the following resolutions amending the Certificate of Designation of the 12% Redeemable Preferred Stock as originally filed on October 30, 2018, in accordance with the provisions of the Corporation Law of Panama, Law 32 of February 26, 1927, which resolutions remain in full force and effect on the date hereof:

RESOLVED, that, capitalized terms not defined herein are defined in the COD (as defined below).

FURTHER RESOLVED, that, pursuant to the authority vested in the Board of Directors of McDermott International, Inc., a Panamanian corporation (the “Corporation”), in accordance with the provisions of the Amended and Restated Articles of Incorporation, as amended (the “Articles”), of the Corporation, the defined terms “Current Credit Facility,” “Dividend Rate” and “PIK Dividend Rate” in Section 2 of the Certificate of Designation dated October 30, 2018 (the “COD”) are hereby amended and restated in their entirety and the term “Superpriority Credit Facility” is hereby added to read as follows:

“Current Credit Agreement” shall mean (i) that certain Credit Agreement, dated as of May 10, 2018, among the Corporation, as Borrower, Barclays Bank PLC, as Administrative Agent for the term facility, Credit Agricole Corporate and Investment Bank, as Administrative Agent for the other facilities, and the other lender parties thereto, as heretofore amended and as the same may be amended, supplemented, modified, extended or replaced from time to time hereafter (unless otherwise specified herein) and (ii) that certain Letter of Credit Agreement, dated as of October 30, 2018, among McDermott Technology (Americas), Inc., a Delaware corporation, McDermott Technology (US), Inc., a Delaware corporation and McDermott Technology, B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, McDermott International, Inc., a Panamanian corporation, the participants party thereto, the issuers party thereto, Barclays Bank PLC, as administrative agent for the LC Facility (as defined therein) (as amended, amended and restated, supplemented, or otherwise modified from time to time) (unless otherwise specified herein).

“Dividend Rate” shall mean the rate per Dividend Period of 3.50% (14.0% per annum) per share of Redeemable Preferred Stock.

“PIK Dividend Rate” shall mean the rate per Dividend Period of 3.75% (15.0% per annum) per share of Redeemable Preferred Stock.

“Superpriority Credit Agreement” means that certain agreement by and among McDermott Technology (Americas), Inc., a Delaware corporation, McDermott Technology (US), Inc., a Delaware corporation and McDermott Technology, B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, the Corporation, the lenders party thereto, the Issuers (as defined therein), Credit Agricole Corporate and Investment Bank, as administrative agent for the Revolving Facility (as defined therein) and Barclays Bank PLC as administrative agent for the Term Facility (as defined therein)

FURTHER RESOLVED, that, Section 4(b)(vi) of the Certificate of Designations is hereby amended and restated in its entirety to read as follows:

(vi) the incurrence, creation, assumption or guarantee of any Indebtedness (as defined in the Current Credit Agreement, as amended by the amendments thereto entered into on October 21, 2019 (as so amended, the “Amended Current Credit Agreement”) that would cause the Leverage Ratio as of the date on which such Indebtedness is incurred, created, assumed or guaranteed to exceed (1) on or after October 1, 2019 but prior to January 1, 2020, 4.44 to 1.00, (2) on or after January 1, 2020 but prior to January 1, 2021, 4.17 to 1.00, (3) on or after January 1, 2021 but prior to January 1, 2022, 3.89 to 1.00, (4) on or after January 1, 2022, 3.61 to 1.00, in each case after giving pro forma effect to such incurrence, creation, assumption or guarantee and the application of the proceeds thereof; provided that, notwithstanding the foregoing, any incurrence, creation, assumption or guarantee of any Indebtedness constituting (A) any Revolving Borrowing (as defined in the Amended Current Credit Agreement) up to the Revolving Commitment under the Amended Current Credit Agreement as of the Effective Date, (B) any LC Facility Outstandings (as defined in the Amended Current Credit Agreement) up to the LC Facility Commitment (as defined in the Amended Current Credit Agreement) under the Amended Current Credit Agreement as of the Effective Date (C) any Letter of Credit Obligations (as defined in the LC Facility) up to the Commitment under the Amended Current Credit Agreement as of the Effective Date and (D) (1) any Revolving Outstandings (as defined in the Superpriority Credit Agreement) up to an aggregate principal amount equal to the Letter of Credit Issuer Commitment (as defined in the Superpriority Credit Agreement) available to the Company on the effective date of the Superpriority Credit Agreement plus the aggregate amount of Letter of Credit Issuer Obligations (as defined in the Superpriority Credit Agreement) available to the Company on the effective date of the Superpriority Credit Agreement and (2) the issuance and incurrence of the Tranche A Term Loans (as defined in the Superiority Credit Agreement) up to the Tranche A Term Commitment (as defined in the Superpriority Credit Agreement) available to the Company on the effective date of the Superpriority Credit Agreement (the items in the foregoing clauses (A) through (D), “Excluded Debt”) shall not be subject to the requirements of this Section 4(b)(vi), provided further, for the avoidance of doubt, that, any future calculation of the Leverage Ratio pursuant to this Section 4(b)(vi), other than with respect to the issuance and incurrence of Excluded Debt, shall include the amount of Excluded Debt outstanding at such time;

FURTHER RESOLVED, that, notwithstanding anything to the contrary in the Articles or the COD, the aggregate Accreted Value of all outstanding shares of Redeemable Preferred Stock as of October [●], 2019 (the “Effective Date”) shall be increased as of the Effective Date by an aggregate amount equal to 3.00% of such Accreted Value as of September 30, 2019 and allocated proportionately to the Accreted Value of each such share of Redeemable

Preferred Stock as of the Effective Date and, for the avoidance of doubt, shall thereafter increase in accordance with the COD as amended by this amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Designation to be executed in its corporate name this     day of October 2019.

MCDERMOTT INTERNATIONAL, INC.

By:
Name:
Title: